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                                    Exhibit 5

                            LEGAL OPINION AND CONSENT





June 15, 1999


Citizens Bancorp
P.O. Box 30
Corvallis, Oregon  97330-0030

                  RE:  CITIZENS BANCORP - FORM S-8 REGISTRATION STATEMENT

To Citizens Bancorp:

          I have served as counsel to Citizens Bancorp (the "Company") in connection with the Registration Statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 206,204 shares of common stock, no par value, of the Company (the "Shares"). The Shares are to be issued under and pursuant to the Company's 1998 Incentive Stock Option Plan and the Company's 1998 Stock Bonus Plan (the "Plans").

          In connection with the Registration Statement, I advise you that, in my opinion, when the Shares have been sold or otherwise issued pursuant to the provisions of the Plans, and in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.



                                               Very truly yours,

                                                      /s/

                                               Bennett H. Goldstein